SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 23, 2015

Arrayit Corporation
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

927 Thompson Place
Sunnyvale, CA  94085
(Address of principal executive offices)

Rene A. Schena
927 Thompson Place
Sunnyvale, CA  94085
(Name and address of agent for service)
408-744-1331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

10% Convertible Exchange Note

On December 23, 2015, Arrayit Corporation (the “Company”) entered into an Exchange Agreement with Iconic Holdings, LLC, a Delaware limited liability company (the ‘Holder”) and issued a 10% Convertible Exchange Note to the Holder with a face amount of $540,535.91 (the “Exchange Note” and the "Agreed Amount" respectively), convertible into shares of common stock of the Company, upon the terms and subject to the limitations and conditions set forth in the Exchange Note.  The transaction closed on December 24, 2015, and the Exchange Note was dated December 23, 2015. In addition, on December 23, 2015, the Company entered into a Security Agreement with the Holder granting to the Holder a security interest in 6,600,000 shares of common stock of the Company’s ownership in Avant Diagnostics, Inc. The Exchange Note matures on December 23, 2016.

The transaction resulted from the purchase by the Holder of a portion of the Company’s indebtedness to Morrison & Foerster, LLP, a law firm (“MoFo”), pursuant to a judgment obtained against the Company for unpaid legal services.  The Holder acquired the judgment in the Agreed Amount of the Exchange Note in exchange for a $300,000 payment to MoFo. The Company paid MoFo an additional $50,000 to fully settle the matter. As a condition of the Holder purchasing the debt underlying the judgment in the Agreed Amount, the Company issued the Exchange Note and also entered into an Exchange Agreement.

The Exchange Note bears interest at the rate of 10% per annum, and any amount of the principal or interest on the Exchange Note that is not paid when due bears interest at the rate of 18% per annum.

The Exchange Note carries piggyback registration rights, anti-dilution rights and default rights, all as discussed therein. A copy of the Exchange Note is attached hereto as Exhibit 10.1.

Pursuant to the terms of the Exchange Note, the Holder is entitled, at its option, at any time, to convert all or any part of the outstanding and unpaid principal and accrued interest into shares of the Company’s common stock at a price per share equal to 65% of the lowest closing bid of the Company’s common stock during the 15 day consecutive trading days prior to the date on which the Holders elects to convert all or part of the Exchange Note.

The terms of the Exchange Note limit the number of shares of Company common stock into which the Exchange Note may be converted such that upon conversion, the Holder may not hold beneficially more than 9.99% of the Company’s outstanding common stock.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Holder is an accredited investor, the Holder took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

A copy of the Exchange Note is attached hereto as Exhibits 4.1 and includes the following exhibits thereto: Exhibit A—Form of Conversion Notice; Exhibit B—Written Consent of the Board of Directors of the Company; and Exhibit C—Exchange Agreement. A copy of the Security Agreement is included as Exhibit 10.1 hereto. The foregoing summaries of the terms of the Exchange Note and Security Agreement are qualified in their entirety by reference to Exhibits 4.1 and 10.1, respectively.

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this Item 3.02 is contained in Item 1.01 hereof and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

4.1	10% Convertible Exchange Note made by Arrayit Corporation in favor of Iconic Holdings, LLC dated December 23, 2015.

10.1	Security Agreement dated December 23, 2015, by and between Iconic Holdings, LLC and Arrayit Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAYIT CORPORATION

Dated: December 30, 2015	By:	/s/ Rene Schena
Rene Schena
Chief Executive Officer